Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dillard’s, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-239143, 333‑220063, 333-218299, 333-202574, 333-181623, 333-167937, 333-164361, 333-156029, 333-147636, 333-126000, 333-89180, and 333-89128) on Form S-8 of Dillard’s, Inc. of our report dated March 29, 2021, with respect to the consolidated balance sheets of Dillard’s, Inc. and subsidiaries as of January 30, 2021 and February 1, 2020, the related consolidated statements of operations, comprehensive (loss) income, stockholders’ equity, and cash flows for each of the years in the three-year period ended January 30, 2021, and the related notes, and the effectiveness of internal control over financial reporting as of January 30, 2021, which report appears in the January 30, 2021 annual report on Form 10‑K of Dillard’s, Inc.
Our report refers to a change in accounting for leases due to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842).

/s/ KPMG LLP
Dallas, Texas
March 29, 2021